UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2010

OPTIMER PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, CA  92121
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 909-0736

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 4, 2010, Optimer Pharmaceuticals, Inc. issued a press release announcing positive top-line results from the second of two pivotal Phase 3 clinical trials evaluating the safety and efficacy of fidaxomicin (OPT-80) in patients with Clostridium difficile Infection (CDI). This study was conducted in approximately 100 clinical sites throughout North America and Europe.  The Company plans to use data from this study to support submission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) in the second half of 2010.

The trial met the primary endpoint of non-inferiority with 91.7% of patients treated with fidaxomicin (per protocol population) achieving clinical cure vs. 90.6% for Vancocin, the only FDA-approved therapy for CDI.  Fidaxomicin also had significantly lower recurrence rates and higher global cure rates (defined as cure with no recurrence within four weeks of completing therapy) compared to Vancocin.  Only 12.8% of patients treated with fidaxomicin experienced a recurrence vs. 25.3% of patients treated with Vancocin (p = 0.002). Additionally, 79.6% of patients treated with fidaxomicin achieved a global cure versus 65.5% of patients treated with Vancocin (p < 0.001). Fidaxomicin was also well-tolerated in the study. The top-line results from the trial are summarized below:

Per Protocol (microbiologically evaluable)	Fidaxomicin (200mg bid)	Vancocin® capsules (125mg qid)	p-value	95% Confidence Interval of Difference
Clinical Cure	91.7% (198/216 patients)	90.6% (213/235 patients)	NA	(-4.3, 6.3)
Recurrence	12.8% (23/180)	25.3% (46/182)	0.002	(-20.3, -4.4)
Global Cure	79.6% (172/216)	65.5% (154/235)	<0.001	(5.9, 22.1)

modified Intent-to-Treat (mITT)	Fidaxomicin (200mg bid)	Vancocin® capsules (125mg qid)	p-value	95% Confidence Interval of Difference
Clinical Cure	87.7% (221/252 patients)	86.8% (223/257 patients)	NA	(-4.9, 6.7)
Recurrence	12.7% (28/221)	26.9% (60/223)	<0.001	(-21.4, -6.8)
Global Cure	76.6% (193/252)	63.4% (163/257)	0.001	(5.2, 20.9)

NA = Not Applicable (trial met non-inferiority endpoint).

The Per Protocol (Microbiologically Evaluable) Population is the patient group with CDI confirmed by diarrhea with a positive toxin assay, that met all inclusion/exclusion criteria, and that received at least 3 days of therapy if deemed a failure or at least 8 days of therapy if deemed a cure.

The Modified Intent-to-Treat Population is the patient group with CDI confirmed by diarrhea with a positive toxin assay and received at least one dose of study medication.

The second Phase 3 trial was a multi-center, randomized, double-blind clinical trial, which enrolled 535 adult subjects.  Subjects with confirmed CDI received either fidaxomicin (200 mg q12h) or Vancocin (125 mg q6h). The study was designed to evaluate safety and compare the response to treatment in subjects during and after a 10-day course of therapy. Non-inferiority in clinical cure (defined as patients requiring no further CDI therapy two days after completion of study medication, as determined by the investigator) compared to Vancocin was the primary endpoint.  If cured, subjects were monitored for a subsequent four-week period to evaluate recurrence, which was a secondary endpoint.  Global cure, also a secondary endpoint, was defined as patients who were cured and did not have a recurrence during this subsequent four-week period.

Forward-looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements, including without limitation all statements related to expected regulatory filings.  Words such as “believes”, “anticipates”, “plans”, “expects”, “may”, “intend”, “will”, “goal” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Optimer’s business including, without limitation, risks relating to the timing, preparation and submission of new drug applications with the FDA and other risks detailed in Optimer’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: February 4, 2010	By:	/s/ John D. Prunty
John D. Prunty Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

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